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                                                                    EXHIBIT 5(B)

METLIFE INSURANCE COMPANY OF CONNECTICUT
One Cityplace                                                VARIABLE AND FIXED
Hartford, CT 06103-3415                                     ANNUITY APPLICATION


1. GENERAL INFORMATION

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
(D)(3)CHECK ALL THAT APPLY: [ ] New Participant    [ ] Re-Start            [ ] Increase   [ ] Co-Plan                [ ] Decrease
                            [ ] New Contract       [ ] Allocation Change   [ ] Step-up    [ ] Data Change            [ ] Suspend
                            [ ] Funding Transfer   [ ] Beneficiary Change  [ ] Catch-up   [ ] Non-Insurance Services:_______________
____________________________________________________________________________________________________________________________________

(D)(3)CHECK ONLY ONE: (If multiple contribution sources (EE, EB, ER, and EN) are required, you cannot use this form.)
                       [ ] 403(b) Voluntary   [ ] 457(b) Governmental
____________________________________________________________________________________________________________________________________

CITISTREET Plan Name:                                                                           CITISTREET Plan #:[ ][ ][ ][ ][ ][ ]
____________________________________________________________________________________________________________________________________
                     First                  M.I.                     Last

Participant's Name:____________________________________________________________________________________ U.S. Citizen? [ ] Yes [ ] No

[ ] If existing participant, check here if new name (Attach proof of name change; i.e., copy of marriage certificate or other court document)
____________________________________________________________________________________________________________________________________

Social Security #: [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]                                           Date of Birth: [ ][ ]-[ ][ ]-[ ][ ][ ][ ]
____________________________________________________________________________________________________________________________________
                                                                                                           M  M   D  D   Y  Y  Y  Y

Home Address:                                                                           [ ] Check here if new address
____________________________________________________________________________________________________________________________________

City:                               State:                      Zip:                    [ ] Single [ ] Married      Sex: [ ] M [ ] F
____________________________________________________________________________________________________________________________________

Home Phone:                                                     Work Phone:
____________________________________________________________________________________________________________________________________

Department Name:                                                Department #:                   Employee #:
____________________________________________________________________________________________________________________________________

Date of Hire:                                                   Payroll Name/Cycle:
____________________________________________________________________________________________________________________________________

[ ] Check here if change in METLIFE Case #:                     Current [ ][ ][ ][ ][ ][ ]                    Old [ ][ ][ ][ ][ ][ ]

2. BENEFICIARY DESIGNATION


[X] Primary                           [ ] Check here if more than three (3) and attach additional sheets

Name:                                                   ________%      [ ] Spouse/[ ] Non-Spouse    SSN: _______ - _______ - _______
____________________________________________________________________________________________________________________________________

[ ] Primary [ ] Contingent

Name:                                                   ________%      [ ] Spouse/[ ] Non-Spouse    SSN: _______ - _______ - _______
____________________________________________________________________________________________________________________________________

[ ] Primary [ ] Contingent

Name:                                                   ________%      [ ] Spouse/[ ] Non-Spouse    SSN: _______ - _______ - _______

3. PAYROLL INFORMATION
____________________________________________________________________________________________________________________________________

Effective Date:                                              Annual Salary:          $
____________________________________________________________________________________________________________________________________

Salary Reduction Per Pay:  ____________%  OR  $ ____________ X ____________ Number of Pays = Annual Contributions: $
____________________________________________________________________________________________________________________________________

Increase / Decrease: $                                     Skip Pays:                         Total Contributions: $
____________________________________________________________________________________________________________________________________

Total Contribution Per Pay: $_________ --- Normal $_________ X _________ # of Pays = Total Catch/Step-up Per Year: $ _______________
____________________________________________________________________________________________________________________________________

This page creates a legally binding contract with your employer if it accepts it as a salary-reduction agreement.

PARTICIPANT'S SIGNATURE:________________________________________________________________________     DATE:[ ][ ]-[ ][ ]-[ ][ ][ ][ ]
                                                                                                           M  M   D  D   Y  Y  Y  Y
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L-19060                                               TFUA (5/06) L-25493 1 of 5

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4 .  INVESTMENT DIRECTION
________________________________________________________________________________
                           CO-PLAN(SM) LIFE INSURANCE
________________________________________________________________________________
Check only one: [ ] NEW (you must attach the completed applicable forms)
                [ ] EXISTING (apply to existing contract)                               Amount Per Pay: $[ ] [ ] [ ].[ ] [ ]
________________________________________________________________________________
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
FUND                                                                  FUND
CODE FUND NAME                                           PERCENTAGE   CODE FUND NAME                                     PERCENTAGE
---- ---------                                           ----------   ---- ---------                                     -----------
      FIXED ANNUITY

T-Flex Flexible Annuity

         UNIVERSAL ANNUITY (UA)

 A   Batterymarch Growth and Income Portfolio                         FY   Met/AIM Small Cap Growth Portfolio
1M   Batterymarch Mid-Cap Stock Portfolio                             H9   MetLife Aggressive Allocation Portfolio
DQ   BlackRock Aggressive Growth Portfolio                            H5   MetLife Conservative Allocation Portfolio
4W   BlackRock Bond Income Portfolio                                  H6   MetLife Conservative to Moderate Allocation
                                                                             Portfolio
1K   BlackRock Money Market Portfolio                                 OB   MetLife Investment Diversified Bond Fund
IE   Cyclical Growth & Income ETF Portfolio                           OI   MetLife Investment International Stock Fund
IC   Cyclical Growth ETF Portfolio                                    OC   MetLife Investment Large Company Stock Fund
F0   Dreman Small-Cap Value Portfolio                                 OE   MetLife Investment Small Company Stock Fund
DI   Dreyfus Stock Index Fund                                         H7   MetLife Moderate Allocation Portfolio
DS   Dreyfus VIF Developing Leaders Portfolio                         H8   MetLife Moderate to Aggressive Allocation
1G   FI Large Cap Portfolio (Fidelity)                                       Portfolio
FA   Fidelity VIP Asset Manager Portfolio                             HT   MFS(R) Total Return Portfolio
FT   Fidelity VIP Contrafund(R) Portfolio                             BD   MFS(R) Value Portfolio
FE   Fidelity VIP Equity Income Portfolio                             I3   Neuberger Berman Real Estate Portfolio
FS   Fidelity VIP Growth Portfolio                                    IJ   Oppenheimer Global Equity Portfolio
D1   Fidelity VIP Mid Cap Portfolio                                   PR   PIMCO VIT Real Return Portfolio
1C   Harris Oakmark International Portfolio                           PM   PIMCO VIT Total Return Portfolio
JI   Janus Aspen Series International Growth Portfolio                UP   Pioneer Fund Portfolio
US   Janus Capital Appreciation Portfolio                             FW   Pioneer Mid-Cap Value Portfolio
RS   Lazard Retirement Small Cap Portfolio                            HP   Pioneer Strategic Income Portfolio
UA   Legg Mason Partners Managed Assets Portfolio                     OP   Putnam VT Small Cap Value Fund
BI   Legg Mason Partners Variable Adjustable Rate                     VQ   Templeton Developing Markets Securities Fund
        Income Portfolio                                              VG   Templeton Foreign Securities Fund
SG   Legg Mason Partners Variable Aggressive Growth                   IN   Templeton Global Asset Allocation Fund
        Portfolio                                                     NJ   Van Kampen LIT Comstock Portfolio
WL   Legg Mason Partners Variable Appreciation Portfolio              UB   Western Asset Management High Yield Bond
KR   Legg Mason Partners Variable Fundamental Value                           Portfolio
        Portfolio                                                     GV   Western Asset Management U.S. Government
C2   Legg Mason Partners Variable Investors Portfolio                        Portfolio
AB   Legg Mason Partners Variable Large Cap Growth                         Fixed Interest Options
        Portfolio                                                               Fixed Interest Option (Qualified Only)
SS   Legg Mason Partners Variable Small Cap Growth                              Fixed Interest Option (Non-qualified Only)
        Portfolio                                                          OTHER
SA   Legg Mason Partners Variable Social Awareness
        Stock Portfolio
AF   Lord Abbett Bond Debenture Portfolio
HL   Lord Abbett Growth and Income Portfolio
DR   Mercury Large Cap-Core Portfolio
KC   Met/AIM Capital Appreciation Portfolio

PERCENTAGES MUST BE IN INCREMENTS OF 1% AND THE TOTAL OF BOTH COLUMNS MUST EQUAL 100%

5 . FUNDING TRANSFER

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
PLEASE REFER TO FUND CODES ABOVE.                        METLIFE Account #: [ ][ ][ ][ ][ ][ ][ ]
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
              TRANSFER FROM                                      TRANSFER TO
----------------------------------------          ----------------------------------------
FUND CODE    MONEY TYPE    % OR $ AMOUNT          FUND CODE    MONEY TYPE    % OR $ AMOUNT
---------    ----------    -------------          ---------    ----------    -------------
                           %    $                                            %    $
                           %    $                                            %    $
                           %    $                                            %    $
                           %    $                                            %    $
                           %    $                                            %    $
                           %    $                                            %    $
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L-19060                                               TFUA (5/06) L-25493 2 of 5

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                                 Social Security #:[ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]

6. TELEPHONE TRANSFER AUTHORIZATION

Telephone transfer capability is automatic for participant.

Do you authorize telephone transfer capability for your spouse? [ ] Yes [ ] No Name of Spouse: ____________________

7. REPLACEMENT INFORMATION

- Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the annuitant's life? [ ] Yes [ ] No

If Yes, please provide details: Insurance Co. Name: _____ Contract Number: _____

-     Do you have any existing life insurance policies or annuity contracts?
      [ ] Yes [ ] No

If Yes, please provide details: Insurance Co. Name: ______ Contract Number:_____

- Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policy for an annuity contract in this or any other company? [ ] Yes [ ] No

If Yes, provide the information below. Attach any required state replacement and/or 1035 exchange/transfer forms, which may also be required if there is an existing policy/contract and replacement is not involved.

Insurance Co. Name: ______________________ Contract Number: ____________________

8. PARTICIPANT 'S CERTIFICATION

I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of MetLife. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE IN NATURE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR. No agent is authorized to make changes to the contract or application.

By signing this form I confirm and acknowledge all of the following: If I specified a salary-reduction contribution, my Employer may rely on this form as my written instruction to reduce my salary or wages and creates a legally binding Salary Reduction Agreement. If I am purchasing a MetLife fixed or variable annuity contract, MetLife will rely on this form as an application and as part of my written instructions. If I am purchasing a variable annuity contract, I acknowledge having received a current prospectus. I have read and understand the terms and conditions of the Distribution Restriction, Fraud Warning, and Telephone-Transfer Rules contained in this form. I have received MetLife's Privacy Notice.


PARTICIPANT'S SIGNATURE: ______________          DATE:[ ][ ]-[ ][ ]-[ ][ ][ ][ ]
                                                       M  M   D  D   Y  Y  Y  Y

Application signed at (City and State): ________________________________________

9. REPRESENTATIVE'S REPORT

I acknowledge that all data representations and signatures recorded on pages 1 and 3 were recorded by me or in my presence in response to my inquiry and request, and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

To be signed personally by the representative(s) by whom the application was solicited. Florida license # (if applicable) ________________

Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life? [ ] Yes [ ] No

Representative's Name: ___________________  Representative's Number:[ ][ ][ ][ ]
                         Print full name

Representative's Signature: _______________     Date: [ ][ ]-[ ][ ]-[ ][ ][ ][ ]
                                                       M  M   D  D   Y  Y  Y  Y


L-19060                                               TFUA (5/06) L-25493 3 of 5

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DISTRIBUTION RESTRICTION

I understand that I can not take money out of a Section 403(b) CONTRACT until I reach age 59-1/2 or permanently leave employment from my public-school or charitable-organization employer. If I have a financial hardship, I may take a limited distribution from my salary-reduction contributions only (not from investment earnings). I understand that I may transfer Section 403(b) amounts within a Section 403(b) contract or to other Section 403(b) contracts.

I understand that I will not be permitted to get money out of a Section 457(b) PLAN until after I permanently leave work for my Employer. I may get a limited distribution if I have a financial emergency that I couldn't have planned for. Read the plan for more information.

TELEPHONE TRANSFER AUTHORIZATION - RULES AND REGULATIONS

By signing this form, the contract owner and spouse (if authorized) have the ability to execute the following transactions:

Transfer all or any part of accumulated variable annuity contract values to a funding vehicle (hereafter referred to as an "investment alternative") of the variable annuity contract.

Allocate all or any part of future contributions to the investment alternative(s) of the variable annuity contract or to a fixed annuity product.

I authorize MetLife Insurance Company of Connecticut ["MIC"] to accept and act upon telephone instructions from me, my spouse (if authorized) or any person purporting to be me or my spouse and who provides the identifying contract information. I understand, promise and warrant that MIC and all persons acting on its behalf shall be indemnified, defended and held harmless by me against any and all claims loss, liability, or demand of whatsoever nature to which said insurance company its said employees, subcontractors or owners (collectively its "agents") may be subject or put by reason of real or claimed damaged or injury arising or resulting in whole or in part from negligence, wrongful act or wrongful omission of said MIC, or any of its "agents" so long as it or they shall have acted in good faith in attempting to perform according to the terms of this Telephone Transfer Authorization.

Contract Owners that authorize MIC to accept telephone instructions for transfers of Contract Values agree to such transfers subject to the following provisions:

Telephone transfer instructions may be given by calling the toll-free number listed on the Contract Owner's quarterly statement.

1. All callers must identify themselves by providing specific information about their contract including: name, address, contract number, social security number and date of birth.

2. Once instructions are accepted by the Telephone Transfer Unit, they may not be rescinded. New telephone instructions may be given the following business day.

3. All transfers must be in accordance with the terms of the Variable Annuity Contract. If the transfer instructions are not in good order, MIC will not execute the transfer and will notify the caller before the end of the next business day.

4. This authorization shall continue in force until MIC receives written revocation from the Contract Owner, the ownership of the contract is transferred, the Annuitant or owner dies, or MIC discontinues the privilege.


                                                      TUFA (5/06) L-25493 4 of 5
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NOTICES OF INSURANCE FRAUD

The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.


                                                      TUFA (5/06) L-25493 5 of 5